Exhibit 9

EXECUTION COPY

FIRST AMENDMENT TO AMENDED AND

RESTATED RIGHTS AGREEMENT

AMENDMENT dated as of September 28, 2003 (this “Amendment”), to the Amended and Restated Rights Agreement dated as of June 21, 2002 (as amended, the “Rights Agreement”), between JOHN HANCOCK FINANCIAL SERVICES, INC. (the “Company”) and EQUISERVE TRUST COMPANY, N.A., as Rights Agent (the “Rights Agent”). Terms used but not defined herein shall have the meanings assigned to them in the Rights Agreement.

WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, dated as of September 28, 2003 (as amended from time to time, the “Merger Agreement”), among Manulife Financial Corporation, a corporation organized under the laws of Canada (“Parent”), Jupiter Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent, and the Company.

WHEREAS, the Board of Directors of the Company has determined that the Merger Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Merger (as such term is defined in the Merger Agreement), are advisable and are fair to and in the best interests of the Company and its stockholders;

WHEREAS, the Board of Directors of the Company has determined, in connection with the execution of the Merger Agreement, that it is desirable to amend the Rights Agreement to exempt the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger, from the application of the Rights Agreement as set forth in this Amendment;

WHEREAS, Section 27 of the Rights Agreement provides that, prior to a Stock Acquisition Time, the Company may, by resolution of its Board of Directors, and the Rights Agent shall, if the Company so directs, supplement or amend the Rights Agreement without the approval of any holders of Common Stock of the Company;

WHEREAS, there has been no such Stock Acquisition Time as of the time immediately prior to this Amendment; and

WHEREAS, pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the Company has directed that the Rights Agreement should be amended as set forth in this Amendment prior to the execution of the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Amendments to Rights Agreement. The Rights Agreement is hereby amended as follows:

(a) The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is amended to delete the word “and” at the end of subparagraph (iii) of such definition, insert “; and” at the end of subparagraph (iv) of such definition and add the following new subparagraph at the end of such definition:

“(v) notwithstanding anything in this Agreement to the contrary, none of Manulife Financial Corporation, Jupiter Merger Corporation or any Affiliate or Associate of either shall be deemed to be an Acquiring Person or a Beneficial Owner of Common Stock, either individually or collectively, solely as a result of (i) the execution and delivery of the Merger Agreement or (ii) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement.”

(b) The definition of “Stock Acquisition Time” in Section 1(kk) of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Time shall not be deemed to have occurred solely as a result of (i) the execution and delivery of the Merger Agreement or (ii) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement.”

(c) The following definition is added to Section 1 of the Rights Agreement:

“(pp) “Merger” shall mean the merger of Jupiter Merger Corporation, a wholly-owned Subsidiary of Manulife Financial Corporation, with and into the Company, or the merger of the Company with and into Jupiter Merger Corporation, in accordance with the terms and conditions of the Merger Agreement.

(qq) “Merger Agreement” shall mean the Agreement and Plan of Merger dated as of September 28, 2003 among Manulife Financial Corporation, Jupiter Merger Corporation and the Company, as amended from time to time.”

(d) Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the execution and delivery of the Merger Agreement or (ii) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement.”

(e) Section 7(a) of the Rights Agreement is modified, amended and restated in its entirety as follows:

“Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Sections 9(c), 11(a)(iii) and 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed, to the Rights Agent, at the principal office of the Rights Agent in Canton, Massachusetts, together with payment of the Purchase Price for each one one-thousandth of a share of Preferred Stock as to which the Rights are exercised, at or prior to the earliest of (i) the time immediately prior to the Effective Time (as such term is defined in the Merger Agreement), (ii) the Close of Business on January 26, 2010 (the “Final Expiration Date”), (iii) the time at which the Rights are redeemed as provided in Section 23 or (iv) the time at which the Rights are exchanged as provided in Section 24 (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the “Expiration Date”).”

(f) Section 11(a)(ii) of the Rights Agreement is amended to add the following at the end of the first sentence thereof immediately prior to the period:

“; provided, however, that, notwithstanding anything in this Agreement to the contrary, a Section 11(a)(ii) Event shall not be deemed to have occurred solely as a result of (i) the execution and delivery of the Merger Agreement or (ii) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement.”

(g) Section 13(a) of the Rights Agreement is amended to add the following at the end thereof immediately prior to the period:

“; provided, however, that, notwithstanding anything in this Agreement to the contrary, a Section 13 Event shall not be deemed to have occurred solely as a result of (i) the execution and delivery of the Merger Agreement or (ii) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement.”

(h) Section 25 of the Rights Agreement is amended to add the following new section at the end thereof:

“(c) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to give any notice hereunder to any holder of a Right Certificate solely as a result of (i) the execution and delivery of the Merger Agreement or (ii) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement.”

Section 2. Interpretation. The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

Section 3. No Other Effect. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect as amended hereby.

Section 4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such State.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be duly executed as of the day and year first above written.

JOHN HANCOCK FINANCIAL SERVICES, INC.

By:	/S/ DAVID F. D’ALESSANDRO

	Name:	David F. D’Alessandro
	Title:	Chairman and Chief Executive Officer

EQUISERVE TRUST COMPANY, N.A., as Rights Agent

By:	/S/ CHARLES V. ROSSI

	Name:	Charles V. Rossi
	Title:	President